UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2010

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Sara Lee Corporation announced that on December 6, 2010 it completed the disposition of its global body care and European detergents businesses to Unilever N.V. for Euro 1.21 billion. This business encompasses a wide variety of brands, including Sanex, Radox and Duschdas. The transaction originally was announced on September 25, 2009 with a sales price of Euro 1.275 billion. In connection with obtaining regulatory approval for the transaction, Unilever agreed to divest the Sanex brand in the European market after it acquires the business from Sara Lee and the parties agreed to adjust the purchase price from Euro 1.275 billion to Euro 1.21 billion.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Deed of Restatement dated December 5, 2010

Exhibit 10.2	Sale and Purchase Agreement dated December 5, 2010

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2010

SARA LEE CORPORATION
(Registrant)

By:	/S/ HELEN N. KAMINSKI
Assistant General Counsel, Corporate & Securities